UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2015

CrossAmerica Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 West Hamilton Street, Suite 500 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.
On November 4, 2015, CrossAmerica Partners LP (NYSE: CAPL) (“CrossAmerica” or the “Partnership”) issued a press release announcing the financial results for CrossAmerica for the quarter ended September 30, 2015. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Furnished herewith as Exhibit 99.2 are slides that senior management of CST Brands, Inc. (“CST”), a Delaware corporation that owns and controls the general partner of CrossAmerica, and CrossAmerica utilized in CrossAmerica’s third quarter joint earnings call with CST. The slides are available on the Webcasts & Presentations page of CrossAmerica’s website at www.crossamericapartners.com.
Item 7.01     Regulation FD Disclosure
On November 4, 2015, CrossAmerica issued a press release announcing that the board of directors of its general partner had approved a quarterly distribution of $0.5775 per unit attributable to the third quarter of 2015 (annualized $2.31 per unit), representing a 2.7% increase in the Partnership’s cash distribution per unit from $0.5625 per quarter ($2.25 per unit annualized) paid with respect to the second quarter of 2015. The distribution attributable to the third quarter is payable on November 25, 2015 to all unitholders of record on November 18, 2015.
The information in Items 2.02 and 7.01 of this Current Report is being furnished pursuant to Regulation FD. The information in Item 2.02, Item 7.01 and Exhibits 99.1 and 99.2 of Item 9.01 of this report, according to general instruction B.2., shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act. By filing this report on Form 8-K and furnishing this information, the Partnership makes no admission as to the materiality of any information in this report that the Partnership chooses to disclose solely because of Regulation FD.
Item 8.01     Other Events
On November 2, 2015, the board of directors of CrossAmerica’s general partner approved a common unit repurchase program under Rule 10b-18 of the Exchange Act authorizing CrossAmerica to repurchase up to an aggregate of $25 million of the common units representing limited partner interests in the Partnership. Under the program, CrossAmerica may make purchases in the open market after November 9, 2015 in accordance with Rule 10b-18, or in privately negotiated transactions, pursuant to a trading plan under Rule 10b5-1 of the Exchange Act or otherwise. Any purchases will be funded from available cash on hand. The common unit repurchase program does not require CrossAmerica to acquire any specific number of common units and may be suspended or terminated by CrossAmerica at any time without prior notice. The purchases will not be made from any officer, director or control person of CrossAmerica or CST.
Safe Harbor Statement
Statements contained in the exhibit to this report that state the Partnership’s or its management’s expectations or predictions of the future are forward-looking statements. It is important to note that the Partnership’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Partnership has filed with the Securities and Exchange Commission (the “SEC”). The Partnership undertakes no duty or obligation to publicly update or revise the information contained in this report, although the Partnership may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits. The information set forth in the attached Exhibits 99.1 and 99.2, is being “furnished” to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

99.1	Press Release dated November 4, 2015 regarding the Partnership’s earnings and distribution declaration.

99.2	Joint Investor Presentation Slides of CST and CrossAmerica

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Clayton E. Killinger
	Name:	Clayton E. Killinger
	Title:	Executive Vice President and Chief Financial Officer

Dated: November 4, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press release dated November 4, 2015 regarding the Partnership’s earnings and distribution declaration
99.2	Joint Investor Presentation Slides of CST and CrossAmerica